UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 30, 2010

MiddleBrook Pharmaceuticals, Inc.
 (Exact name of registrant as specified in its charter)

Delaware	000-50414	52-2208264
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7 Village Circle, Suite 100, Westlake, Texas	76262
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (817) 837-1200

N/A
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01.	Completion of Acquisition or Disposition of Assets.

As previously disclosed, on April 30, 2010, MiddleBrook Pharmaceuticals, Inc. (“MiddleBrook” or the “Company”) filed a voluntary petition for bankruptcy protection under Chapter 11 of the United States Bankruptcy Code (the “Bankruptcy Code”) in the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”), case number 10-11485. On July 30, 2010, MiddleBrook completed the previously announced sale of substantially all of its assets (the “Sale”) to Victory Pharma, Inc. (“Victory”), pursuant to the Asset Purchase Agreement, dated May 14, 2010, by and between the Company and Victory (the “Agreement”). The Sale, which was conducted under the provisions of Section 363 of the Bankruptcy Code, was approved by the Bankruptcy Court on July 28, 2010.

The aggregate consideration received by MiddleBrook was comprised of approximately $17.3 million in cash plus the assumption of certain trade sales and certain other product-related liabilities by Victory. MiddleBrook anticipates that, after it files a Chapter 11 Plan of Liquidation with the Bankruptcy Court, the net proceeds of the Sale will first be used to satisfy the claims of the Company’s creditors. Although MiddleBrook anticipates distributing any remaining proceeds of the 363 Sale to the Company’s common stockholders, the Company can offer no assurance that any amounts will be available for such distribution.

See MiddleBrook’s Current Reports on Form 8-K filed on May 20, 2010 and July 21, 2010 for more information concerning the Agreement and Sale.

Item 2.05.	Costs Associated with Exit or Disposal Activities.

The disclosure in Item 2.01 is hereby incorporated herein by reference.

MiddleBrook is unable to make a good faith estimate of the amount or range of amounts expected to be incurred in connection with the Sale, either with respect to each major type of cost or with respect to the total amount, or an estimate of the amount or range of amounts that will result in future cash expenditures.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective August 3, 2010, in connection with the consummation of the Sale, R. Gordon Douglas, Lord James Blyth, and Richard W. Dugan resigned from the Company’s board of directors. Mark R. Sotir and William C. Pate will remain on the Company’s board of directors.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Exhibit

99.1	Press Release dated August 2, 2010

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MIDDLEBROOK PHARMACEUTICALS, INC.

Dated: August 5, 2010	By: /s/ David Becker
Name: David Becker
Title: Executive Vice President, Chief Financial Officer and Acting President and Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press release dated August 2, 2010